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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Bay Apartment Communities, Inc. on Form S-8 (File No. 333-16809), Form S-8 (File No. 333-16837), Form S-3 (File No. 333-16647), Form S-3 (File No. 333-15407),
Form S-3 (File No. 333-39037), and Form S-3 (File No. 333-41511) of our report dated October 20, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Creekside Apartments for the year ended December 31, 1996, of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Warner Oaks Apartments for the year ended December 31, 1996, of our report dated November 14, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Viewpointe Apartments for the year ended December 31, 1996, and of our report dated November 5, 1997, on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Governor's Square East and West Apartments for the year ended December 31, 1996, which reports are included in this Current Report on Form 8-K.


                                      COOPERS & LYBRAND L.L.P.


San Francisco, California
December 10, 1997